Exhibit 10.3
FIRST AMENDMENT TO LEASE
(Omnicell, Inc. - 735 Sycamore Drive, Milpitas, CA 95035)

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is entered into as of ___May 10, 2017__ (“First Amendment Effective Date”), by and between SYCAMORE DRIVE HOLDINGS, LLC, a California limited liability company (“Landlord”), and OMNICELL, INC., a Delaware corporation (“Tenant” or “Omnicell”). Landlord and Tenant are collectively referred to herein as the “Parties”, and individually, as a “Party”.
RECITALS
This First Amendment is based upon the following facts, understandings and intentions of the Parties:
A.Landlord owns that certain building located at 715-735 Sycamore Drive, in Milpitas, California 95035, which contains approximately 90,254 rentable square feet (the “715-735 Building”).
B.Landlord and Tenant entered into that certain Lease, dated as of March 16, 2012 (“Original Lease”), for that certain portion of the 715-735 Building commonly known as 735 Sycamore Drive, consisting of approximately 46,307 rentable square feet, and more particularly described in the Original Lease as the “Premises”.
C.The Original Lease, together with this First Amendment, are referred to herein collectively as the “Lease”.
D.The initial term of the Lease (“Initial Term”) will expire on October 4, 2017. Tenant has the right to extend the Term of the Lease for one (1) five (5) year Extension Term, as more particularly provided in Rider No. 1 to Lease, dated March 16, 2012 (“Rider No. 1”), which is an integral part of the Lease. Rider No.1 requires Tenant to exercise the Extension Option for the Extension Term by giving Landlord the Option Notice not earlier than nine (9) months, and not later than six (6) months, before the Expiration Date (“Extension Option Exercise Window”).
E.Landlord and Tenant now desire to amend the Lease to extend the Initial Term, among other things, all as more particularly described in the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.DEFINITIONS. All initially-capitalized terms not otherwise defined herein shall have the same meanings utilized in the Lease.
2.    AMENDMENT TO LEASE. Except to the extent expressly amended by this First Amendment, all of the terms and conditions of the Lease, including without limitation Rider No.1, remain unmodified and in full force and effect.

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3.    EXTENSION OF INITIAL TERM.
3.1    Initial Term Extension. The Initial Term is hereby extended for a period of seven (7) years, commencing on October 5, 2017, and expiring on October 4, 2024 (“Initial Term Extension”). Any references in the Lease to the “Expiration Date” shall mean and refer to October 4, 2024.
3.2    Extension Option Exercise Window. The Parties acknowledge and agree that the Extension Option Exercise Window shall commence on January 5, 2024, and expire on April 4, 2024.
4.    BASE RENT DURING INITIAL TERM EXTENSION. During the Initial Term Extension, Tenant shall pay Base Rent for the Premises in accordance with the following schedule, and otherwise in accordance with the Original Lease.

Initial Term Extension Year	Dates	Base Rent per rentable sf	Base Rent per year	Base Rent per month
1	Oct. 5, 2017 to Oct. 4, 2018	$0.80	$444,547.20	$37,045.60
2	Oct. 5, 2018 to Oct. 4, 2019	$0.82	$453,438.12	$37,786.51
3	Oct. 5, 2019 to Oct. 4, 2020	$0.83	$462,506.88	$38,542.24
4	Oct. 5, 2020 to Oct. 4, 2021	$0.85	$471,757.08	$39,313.09
5	Oct. 5, 2021 to Oct. 4, 2022	$0.87	$481,192.20	$40,099.35
6	Oct. 5, 2022 to Oct. 4, 2023	$0.88	$490,816.08	$40,901.34
7	Oct. 5, 2023 to Oct. 5, 2024	$0.90	$500,632.32	$41,719.36

During the Initial Term Extension (and the Extension Term, if exercised in accordance with Rider No.1 and this First Amendment), Tenant shall continue to pay additional rent, including without limitation, Tenant’s Percentage Share of Operating Expenses and Property Taxes, in accordance with the Lease.

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5.    BASE RENT DURING EXTENSION TERM. Base Rent during the Extension Term shall be Market Rent, as defined in Rider No. 1, to be determined in accordance with the Rider No. 1.
6.    MAINTENANCE COST EXCLUDED ITEMS. Although the Lease is a “triple net” lease, the Parties acknowledge and agree that, notwithstanding anything to the contrary set forth in the Lease, including without limitation Sections 5, 11, or A(2) of Exhibit B of the Original Lease, from and after October 5, 2017, and during the remainder of the Lease Term:
(i)    Neither “Maintenance Costs” nor “Operating Expenses” (each as defined in Section A of Exhibit B to the Original Lease) shall include any capitalized or non-capitalized costs incurred by or on behalf of Landlord relating to Landlord’s obligations under the Lease with respect to maintenance, repair, and replacement of (a) HVAC equipment, (b) the roof of the 715-735 Building or roof membrane, and/or (c) striping, resurfacing, or repaving of the Parking Facility surfaces (collectively, “Maintenance Cost Excluded Items”); and
(ii)    Tenant shall have no further obligation to share in, or pay or reimburse Landlord for, any costs incurred by Landlord for any Maintenance Cost Excluded Items.
7.    INSTALLATION OF DOCK LEVELER. Landlord, at no cost to Tenant, shall cause a dock leveler plate to be installed in the location at the rear of the 715-735 Building commonly known among the Parties as “Dock #20” (“Dock Leveler”), in accordance with the plans and specifications attached hereto as Exhibit A (“Dock Leveler Plans”), no later than ninety (90) days after the First Amendment Effective Date.
The Dock Leveler shall be deemed to be part of the Premises, and shall be the property of Landlord, provided, however, that during the Term of the Lease, Tenant shall cause the Dock Leveler to be maintained and repaired (and replaced, if necessary), in good order and operating condition, ordinary wear and tear excepted.
8.    INTENTIONALLY OMITTED.

9.    CONDITION OF PREMISES. Subject to Landlord’s obligation to cause installation of the Dock Leveler in accordance with Section 7, Tenant acknowledges and agrees that Tenant is currently in possession of the current Premises pursuant to the Lease and has accepted the Premises in its existing “AS-IS” condition.

10.    NO DEFAULT. Each Party agrees that no default on the part of the other Party exists in the performance of the terms, covenants, and conditions set forth in the Lease which are required to be performed on the part of such Party as of the First Amendment Effective Date.

11.    UPDATED ADDRESS FOR NOTICES TO LANDLORD. The “ADDRESS OF LANDLORD”, set forth in the Basic Lease Provisions of the Original Lease is hereby deleted in its entirety, and is replaced with the address set forth in this Section 11 below. Pursuant to Section 24 of the Original Lease, the Parties acknowledge that the address for notices to Landlord is:

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Sycamore Drive Holdings, LLC
c/o Nearon Enterprises
Attn.: President and CFO
101 Ygnacio Valley Road, Suite 450
Walnut Creek, CA 94596
Phone: (925) 743-3300
Fax: (925)743-3303

12.    BROKERS. Tenant represents and warrants to Landlord that Tenant has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with the execution of this First Amendment, except for Kenneth Ward of CoreStrategy Corporation (“Tenant’s Broker”). Landlord represents and warrants to Tenant that Landlord has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with the execution of this First Amendment, except for Tenant’s Broker. Landlord shall pay the commission due Tenant’s Broker pursuant to a separate agreement. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims and damages and for any and all costs and expenses (including reasonable attorneys’ fees and costs) resulting from claims that may be asserted against Landlord by any broker, agent or finder not disclosed herein. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims and damages and for any and all costs and expenses (including reasonable attorneys’ fees and costs) resulting from claims that may be asserted against Tenant by any broker, agent or finder not disclosed herein.
13.    SEVERABILITY. If any term or provision of this First Amendment shall, to any extent, be determined by statute or by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this First Amendment shall not be affected thereby, and each term and provision of this First Amendment shall be valid and enforceable to the fullest extent permitted by law.
14.    COUNTERPARTS. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment as of the First Amendment Effective Date.

“TENANT”	“LANDLORD”
OMNICELL, INC, a Delaware corporation By: ___/s/ Joe Spears__________________ Name: _Joe Spears____________________ Title: _VP, Finance and Corp. Controller___

SYCAMORE DRIVE HOLDINGS, LLC,
a California limited liability company

By: Nearon Mission Pointe Holdings II, LLC,
       a Delaware limited liability company

       By: Nearon Enterprises,
              a California corporation
       Its: Managing Member
              By: __/s/ Anthony Perino________
            Anthony Perino
              Its: President

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EXHIBIT A
TO FIRST AMENDMENT TO LEASE

Dock Leveler Plans

[attached]

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